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                           AMENDED AND RESTATED BY-LAWS OF
                             LINCOLN BENEFIT LIFE COMPANY
                                   JULY 23, 1997


                                      ARTICLE I
                                      DIRECTORS

     SECTION 1. The property, business and affairs of the Company shall be managed and controlled by a Board of Directors composed of no less than five
(5) nor more than twenty-one (21) members. The Directors shall be elected at each annual meeting of the shareholders of the Company for a term of one year. Each Director shall hold office for the term for which he or she was elected and until the election and qualification of his or her successor.

     SECTION 2. In the event of a vacancy occurring in the Board of Directors, the shareholders of the Company shall, by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders, elect a Director to fill such vacancy, who shall hold office during the unexpired portion of the term of the Director whose place he or she was elected to fill.

     SECTION 3. The Board of Directors may declare dividends payable out of the surplus funds of the Company when warranted by law.

     SECTION 4. The Board of Directors shall elect all the general officers of the Company hereafter provided and may prescribe additional descriptive titles for any such officers.

     The Board of Directors may from time to time appoint an Actuary, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Actuaries and other officers of the Company. The Board of Directors may prescribe the duties and fix the compensation of any elected or appointed officer and may require from any officer security for his or her faithful service and for his or her proper accounting for monies and property from time to time in his or her possession.

     All officers of the Company shall hold office at the will of the Board of Directors.

     SECTION 5. The Board of Directors shall designate in what bank or banks the funds of the Company shall be deposited and the person or persons who may sign, on behalf of the Company, checks or drafts against such deposits. Such designations may also be made by such person or persons as shall be appointed for that purpose by the Board of Directors.

     SECTION 6. The Board of Directors shall have the power to make rules

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and regulations not inconsistent with the laws of this State, the Articles of Incorporation of the Company, or these By-Laws, for the conduct of its own meetings and the management of the affairs of the Company.

     SECTION 7. The Board of Directors may authorize payment of compensation to Directors for their services as Directors, and fix the amount thereof.

     SECTION 8. The Board of Directors shall have the power to appoint committees and to grant them powers not inconsistent with the laws of this State, the Articles of Incorporation of the Company, or these By-Laws.

     SECTION 9. An annual meeting of the Board of Directors shall be held each year immediately after the adjournment of the annual meeting of the shareholders. Other meetings of the Board of Directors may be held at such time, as the Board of Directors may determine or when called by the President or by a majority of the Board of Directors.

     Notice of every meeting of the Directors other than the stated annual meeting shall be given by letter or telegraph sent to each Director at his business address, not less than three days prior to the meeting. Any Director may, in writing, waive notice of any meeting, and the presence of a Director at any meeting shall be considered a waiver by him or her of notice of such meeting, except as otherwise provided by law.

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board or such Committee.

     SECTION 10. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum shall have been obtained.


                                      ARTICLE II
                                       OFFICERS

     SECTION 1. The general officers of the Company shall consist of a Chairman of the Board of Directors, a President, two or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected annually by the Board of Directors at the stated annual meeting held upon adjournment of the annual shareholders' meeting, and if not elected at such meeting, such officers may be elected at any meeting of the Board of Directors held thereafter. Such officers shall be elected by a majority of the Directors, and

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shall hold office for one year and until their respective successors are elected and qualified, subject to removal at will by the Board of Directors. In case of a vacancy in any of the general offices of the Company, such vacancy may be filled by the vote of a majority of the Board of Directors. Any two of the aforesaid offices may be filled by the same person, with the exception of the offices of President and Vice President, or President and Secretary.

     SECTION 2. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall be the Chief Executive Officer of the Company, shall have general management of the business of the Company subject to the supervision of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 3. The President shall be the Chief Operating Officer of the Company and shall have general and active management of the business of the Company subject to the supervision of the Board of Directors. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He or she shall also perform such other duties as may properly belong to his or her office or as shall be prescribed from time to time by the Chief Executive Officer.

     SECTION 4. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors. In the absence or in the case of the inability of the President to act, the Board of Directors may designate which one of the Vice Presidents shall be the acting Chief Operating Officer of the Company during such absence or inability, whereupon such acting Chief Operating Officer shall have all the powers and perform all of the duties incident to the office of the President during the absence or inability of the President to act.

     SECTION 5. The Secretary shall keep the minutes of all meetings of the Board of Directors, and of all meetings of the shareholders, in books provided by the Company for such purpose. He or she shall attend to the giving of all notices of meetings of the Board of Directors or shareholders. He or she may sign with the President or a Vice President in the name of the Company when authorized by the Board of Directors so to do, all contracts and other instruments requiring the seal of the Company and may affix the seal thereto.
He or she shall, in general, perform all of the duties which are incident to the office of Secretary and such other duties as the Board of Directors or President may from time to time prescribe.

     SECTION 6. The Treasurer shall deposit the monies of the Company in the Company's name in depositories designated by the Board of Directors, or by such person

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or persons as shall be appointed for that purpose by the Board of
Directors. He or she shall, in general, perform all of the duties which are incident to the office of Treasurer and such other duties as the Board of Directors or President may from time to time prescribe. The Board of Directors may, in its discretion, require him or her to give bond for the faithful discharge of his or her duties.


                                     ARTICLE III
                                SHAREHOLDERS' MEETING

     SECTION 1. The annual meeting of the shareholders shall be held or at such location within or without the State of Nebraska as may be set forth in the notice of call, prior to June 30 of each year. The President or the Board of Directors may at any time call a special meeting of the shareholders, and the President shall call such special meeting when requested, in writing, so to do by the owners of not less than one-fifth of the outstanding share of the Company.

     SECTION 2. Notice of every meeting of the shareholders shall be given by mailing notice thereof at least ten days before such meeting to all the shareholders at their respective post office addresses last furnished by them, respectively, to the Company. The shareholders may waive notice of any such meeting, in writing, and the presence of a shareholder, either in person or by proxy, shall be considered a waiver of notice, except as otherwise provided by law.

     SECTION 3. The presence at such meeting in person or by proxy of shareholders of the Company representing at least fifty-one percent of the then outstanding shares of the Company shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained. Each shareholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held and of record in his or her name on the books of the Company.

     SECTION 4. A shareholder may vote at any meeting of the shareholders either in person or by proxy duly constituted in writing. No special form of proxy shall be necessary.


                                      ARTICLE IV
                                        SHARES

     SECTION 1. Share certificates shall be signed by the President or a Vice President and countersigned by the Secretary, shall be sealed with the corporate seal of the Company, and shall be registered upon the Share Register of the Company. Each

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certificate shall express on its face the name of the
Company, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of said shares, and the amount actually received by the Company for each share represented by said certificate.

     SECTION 2. Transfer of shares of the Company shall be made only on the books of the Company by the holder thereof in person or by his or her attorney duly authorized, in writing, and upon the surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. The Board of Directors may, by resolution, close the share transfer books of the Company for a period not exceeding ten days before the holding of any annual or special meeting of the shareholders. The Board of Directors may, by resolution, also close the transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the shares of the Company.


                                      ARTICLE V
                                  INSURANCE POLICIES

     SECTION 1. All policies of insurance issued by this Company shall comply with the laws of the respective states or territories in which the policies are issued. All policies of insurance issued by this Company shall be signed, either manually or by facsimile, by the President and the Secretary or by such officer or officers as the President may designate, and shall be countersigned by a duly licensed resident agent where so required by law or regulation.


                                      ARTICLE VI
                                    MISCELLANEOUS
     SECTION 1.

     (a)  As used in this Section:

          (i)  "acted properly" as to any person shall mean that such person

               (A)  acted in good faith;

               (B) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

               (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

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     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

          (ii) "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

          (iii) "Employee Indemnitee" shall mean any non-officer employee of the corporation (but not subsidiaries of the corporation).

          (iv) "expenses" shall include attorneys' fees and expenses and any attorneys' fees and expenses of establishing a right to indemnification under this Section.

          (v)    "Indemnitee" shall mean any person who is or was

                 (A) a director or officer of the corporation and/or any subsidiary;

                 (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary; or

                 (C) serving at the request of the corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Section be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan of trust.

           (vi) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

          (vii) "subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

     (b) The corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a

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          party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her.

     (c) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an employee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.

     (d) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (e) Expense incurred in defending a proceeding shall be paid by the corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the corporation shall have received an undertaking by or on behalf of such person to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Section.

     (f) Any indemnification or advance under this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification or advancement to a covered person is proper in the circumstances. Such determination shall be made:

          (i) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceedings, or

          (ii) if such a quorum is not obtainable, or, even if obtainable and a

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                 quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (iii) in the absence of a determination made under (i) or (ii), by the stockholders.

     (g) The corporation shall indemnify or advance funds to any Indemnitee described in Section (a)(v)(C), only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

     (h)  The indemnification provided to a covered person by this Section:

          (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

          (ii) shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

          (iii) shall be a contract right between the corporation and each such person who serves in any such capacity at any time while this Section 1 of Article VII is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

     (i) The indemnification and advances provided to a covered person by this Section shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Section; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

     (j) The corporation shall have power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status of such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this

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          Section.  The corporation shall also have power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Section.

     (k) The invalidity or unenforceability of any provision in this Section shall not affect the validity or enforceability of the remaining provisions of this Section.

     SECTION 2. The fiscal year of the Company shall begin in each year on the first day of January, and end on the thirty-first day of the December following.

     SECTION 3. The common seal of the Company shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "NEBRASKA".

     SECTION 4. These By-Laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present.

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